INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-27452 of Southwestern Public Service Company on Form S-8 of our report dated October 27, 1995, appearing in this Annual Report on Form 11-K of Southwestern Public Service Company Employee Investment Plan and Trust for the year ended August 31, 1995.


DELOITTE & TOUCHE LLP


Dallas, Texas
January 12, 1996